UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2005

Patient Safety Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-124594 (Commission File Number)	13-3419202 (I.R.S. Employer Identification Number)

100 Wilshire Blvd., Ste. 1750, Santa Monica, CA 90401
(Address of principal executive offices) (zip code)

(310) 752-1416
(Registrant's telephone number, including area code)

Copies to:
Marc J. Ross, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 30, 2005, Patient Safety Technologies, Inc. (the “Company”) issued a press release announcing the expected amount of proceeds from its stock appreciation rights held of Excelsior Radio Networks “Excelsior”). The Company previously announced that Excelsior was sold to Lincolnshire Management for approximately $60 million. The Company expects that its respective share of the proceeds from its stock appreciation rights in Excelsior will be approximately $2.17 million. Such proceeds consist of cash of approximately $0.65 million, a note receivable of approximately $0.83 million and equity of approximately $0.69 million. Additionally, in the event that Excelsior achieves certain milestones, the Company could receive additional cash payments of up to approximately $0.66 million.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
99.1	Press release issued November 30, 2005

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patient Safety Technologies, Inc.

Dated: December 1, 2005	By: /s/ Milton Ault
Name: Milton “Todd” Ault, III
Title: Chief Executive Officer